Exhibit 99.1

The First Bancorp Reports First Quarter Income Up 20.0%

DAMARISCOTTA, ME, April 23, 2014 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended March 31, 2014. Net income was $3.4 million, up $572,000 or 20.0% from the first quarter of 2013 and earnings per common share on a fully diluted basis of $0.32 were up $0.05 or 18.5% from the first quarter of 2013.
“When we announced our 2013 year-end results in January, we noted that our performance metrics were moving in a positive direction,” Daniel R. Daigneault, the Company’s President and Chief Executive Officer observed. “I am happy to report that this positive trend has continued into the first quarter of 2014 with the fifth-best quarterly net income the Company has posted since the economic downturn took hold in late 2008. Credit quality has continued to improve, with non-performing assets and net chargeoffs both returning to late 2008 levels. We also maintained the cash dividend at $0.20 per share per quarter after raising it in the fourth quarter of 2013 for the first time in more than five years.
“Earning assets increased $6.3 million or 0.5% in the first quarter, with the investment portfolio up $13.5 million or 2.8% and the loan portfolio down $7.5 million or 0.9%,” President Daigneault commented. “Compared to a year ago, earning assets have increased $53.6 million or 4.1%, with the investment portfolio up $51.4 million or 11.4% and the loan portfolio up $5.4 million or 0.6%. On the funding side of the balance sheet, low-cost deposits remain strong, and although they were down $4.9 million or 1.2% in the first quarter - in line with our normal seasonal fluctuation - they have increased $41.3 million or 11.4% in the past year.
“Net interest income on a tax-equivalent basis for the first quarter of 2014 was up $618,000 from the first quarter of 2013,” President Daigneault commented, “with $398,000 of the increase due to higher levels of earning assets and $220,000 resulting from an improved net interest margin. After experiencing margin compression for more than five years due to weakness in the economy and unprecedented low interest rates, the downward pressure on our margin ebbed in mid-2013. This is evidenced by an improving trend in our net interest margin over the past three quarters.

“A key driver in our first-quarter performance was improved credit quality,” President Daigneault commented. “Non-performing assets stood at 1.30% of total assets as of March 31, 2014 - the lowest level we have seen in five years. This is well below the 2.32% peak in non-performing assets at December 31, 2011, and down from 1.44% at December 31, 2013. Past-due loans were 1.48% of total loans at March 31, 2014, down from 1.82% of total loans at the end of 2013 and at the lowest level seen since 2007.
“Net chargeoffs for the first quarter of 2014 were $259,000 or 0.12% of average loans on an annualized basis, compared to $1.3 million or 0.60% of average loans for the first quarter of 2013,” President Daigneault continued. “With significantly lower levels of non-performing assets and net chargeoffs, our provision for loan losses in the first quarter of 2014 was only $400,000. This is a 73.3% reduction from the $1,500,000 we provisioned in the first quarter of 2013 and is the lowest quarterly provision we have made since the third quarter of 2007. The allowance for loan losses stood at 1.34% of total loans as of March 31, 2014, up from 1.31% at December 31, 2013 and down from 1.47% a year ago.
“In addition to the lower provision for loan losses, other credit-related costs - including expenses for collections, foreclosure and foreclosed properties - were $370,000 lower in the first quarter of 2014 compared to the first quarter of 2013,” President Daigneault said. “As a result, our total non-interest expense of $7.3 million for the first quarter of 2014 was $137,000 lower than total non-interest expense for the first quarter of 2013.”
“Our improved performance can also be seen in our operating ratios,” commented F. Stephen Ward, the Company’s Chief Financial Officer. “With lower non-interest expense, our efficiency ratio dropped to 55.90% for the first quarter of 2014 from 56.63% for the first quarter of 2013. Our efficiency ratio remains well below the Bank’s December 31, 2013 UBPR peer group average of 67.18%, and it is improving as we grow into the higher expense base attributable to the new Rockland and Bangor offices. Our return on average assets was 0.95% for the first quarter of 2014 compared to 0.82% for the first quarter of 2013, and our return on average tangible common equity was 11.51% compared to 9.45% for the same periods, respectively.
“Our capital levels remain strong,” Mr. Ward said, “with a leverage capital ratio for the Bank of 8.51%, and tier one and tier two risk-based capital ratios of 14.91% and 16.16%, respectively, as of March 31, 2014. The Company’s ratios already exceed the new Basel III capital requirements which will be phased in over the next several years. Good earnings and strong capital are critical elements for the Company to continue paying a cash dividend, and we are pleased to have maintained the dividend at $0.20 per share in the first quarter of 2014 after increasing it in the fourth quarter of 2013. Our generous dividend continues to be one of the major reasons people invest in our stock, especially with a dividend payout ratio of 62.50% and an annualized dividend yield of 4.91% based on the quarter-end closing price of $16.30 per share.”
“The First Bancorp’s price per share at March 31, 2014 was down $1.12 or 6.42% from December 31, 2013,” said President Daigneault, “and when the quarterly dividend of $0.20 per share is added, our total return was -5.33% for the quarter. Although our total return for the first quarter of 2014 lagged the broad market and industry indices, at quarter end we were trading at 1.43 times tangible book value - an excellent valuation for a community bank stock.
“I am pleased that the positive momentum of the economy and success of the Company in 2013 have continued in the first quarter of 2014,” President Daigneault concluded. “After seeing light at the end of the tunnel for the past couple of years, it appears that we finally exited the tunnel in late 2013 and are moving in the right direction. The strength of the economy may not be at the levels experienced in the early 2000s, but it reflects a vitality not seen for several years. The State of Maine economy tends to lag the national economy, and we expect it will see slow improvement as well. As for the Company, we are optimistic that we will continue to experience a reduction in our level of non-performing assets, growth in our new branches in Rockland and Bangor, and additional firming up of our balance sheet.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	March 31, 2014	December 31, 2013	March 31, 2013
Assets
Cash and due from banks	$13,894	$16,570	$16,523
Interest-bearing deposits in other banks	2,935	2,562	5,941
Securities available for sale	305,700	305,824	286,369
Securities to be held to maturity	182,853	169,277	150,791
Restricted equity securities, at cost	13,912	13,912	13,912
Loans held for sale	56	83	244
Loans	868,914	876,367	863,477
Less allowance for loan losses	11,655	11,514	12,720
Net loans	857,259	864,853	850,757
Accrued interest receivable	5,962	5,038	5,709
Premises and equipment	23,239	23,616	22,867
Other real estate owned	4,934	4,807	7,387
Goodwill	29,805	29,805	29,805
Other assets	25,568	27,616	26,482
Total assets	$1,466,117	$1,463,963	$1,416,787
Liabilities
Demand deposits	$94,260	$106,125	$81,467
NOW deposits	158,278	151,322	137,356
Money market deposits	89,382	86,730	88,344
Savings deposits	149,076	149,103	141,541
Certificates of deposit	230,762	210,321	198,402
Certificates $100,000 to $250,000	278,185	278,674	293,049
Certificates $250,000 and over	46,027	42,124	35,702
Total deposits	1,045,970	1,024,399	975,861
Borrowed funds	253,519	279,125	261,185
Other liabilities	14,212	14,341	16,070
Total Liabilities	1,313,701	1,317,865	1,253,116
Shareholders' equity
Preferred stock	—	—	9,926
Common stock	107	106	106
Additional paid-in capital	58,600	58,395	57,985
Retained earnings	95,288	94,000	90,299
Net unrealized gain/(loss) on securities available-for-sale	(1,767)	(6,591)	5,474
Net unrealized gain/(loss) on postretirement benefit costs	188	188	(119)
Total shareholders' equity	152,416	146,098	163,671
Total liabilities & shareholders' equity	$1,466,117	$1,463,963	$1,416,787
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,703,272	10,671,192	10,653,799
Book value per common share	$14.24	$13.69	$14.43
Tangible book value per common share	$11.40	$10.83	$11.55

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the three months ended March 31,
In thousands of dollars, except per share data	2014	2013
Interest income
Interest and fees on loans	$8,578	$8,792
Interest on deposits with other banks	2	2
Interest and dividends on investments	4,043	3,471
Total interest income	12,623	12,265
Interest expense
Interest on deposits	1,825	1,987
Interest on borrowed funds	1,087	1,115
Total interest expense	2,912	3,102
Net interest income	9,711	9,163
Provision for loan losses	400	1,500
Net interest income after provision for loan losses	9,311	7,663
Non-interest income
Investment management and fiduciary income	517	449
Service charges on deposit accounts	619	648
Net securities gains	36	299
Mortgage origination and servicing income	194	896
Other operating income	966	996
Total non-interest income	2,332	3,288
Non-interest expense
Salaries and employee benefits	3,697	3,474
Occupancy expense	612	547
Furniture and equipment expense	697	622
FDIC insurance premiums	265	290
Amortization of identified intangibles	82	82
Other operating expense	1,899	2,374
Total non-interest expense	7,252	7,389
Income before income taxes	4,391	3,562
Applicable income taxes	963	706
Net Income	$3,428	$2,856
Basic earnings per share	$0.32	$0.27
Diluted earnings per share	$0.32	$0.27

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the three months ended March 31,
except for per share amounts	2014	2013

Summary of Operations
Interest Income	$12,623	$12,265
Interest Expense	2,912	3,102
Net Interest Income	9,711	9,163
Provision for Loan Losses	400	1,500
Non-Interest Income	2,332	3,288
Non-Interest Expense	7,252	7,389
Net Income	3,428	2,856
Per Common Share Data
Basic Earnings per Share	$0.32	$0.27
Diluted Earnings per Share	0.32	0.27
Cash Dividends Declared	0.200	0.195
Book Value per Common Share	14.24	14.43
Tangible Book Value per Common Share	11.40	11.55
Market Value	16.30	18.01
Financial Ratios
Return on Average Equity (a)	9.19%	7.96%
Return on Average Tangible Common Equity (a)	11.51%	9.45%
Return on Average Assets (a)	0.95%	0.82%
Average Equity to Average Assets	10.29%	11.13%
Average Tangible Equity to Average Assets	8.22%	8.96%
Net Interest Margin Tax-Equivalent (a)	3.13%	3.06%
Dividend Payout Ratio	62.50%	72.22%
Allowance for Loan Losses/Total Loans	1.34%	1.47%
Non-Performing Loans to Total Loans	1.63%	2.42%
Non-Performing Assets to Total Assets	1.30%	2.00%
Efficiency Ratio	55.90%	56.63%
At Period End
Total Assets	$1,466,117	$1,416,787
Total Loans	868,914	863,477
Total Investment Securities	502,465	451,072
Total Deposits	1,045,970	975,861
Total Shareholders' Equity	152,416	163,671
(a) Annualized using a 365-day basis for both years

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2014 and 2013.

	For the three months ended
In thousands of dollars	3/31/2014	3/31/2013
Net interest income as presented	$9,711	$9,163
Effect of tax-exempt income	921	851
Net interest income, tax equivalent	$10,632	$10,014
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the three months ended
In thousands of dollars	3/31/14	3/31/13
Non-interest expense, as presented	$7,252	$7,389
Net interest income, as presented	9,711	9,163
Effect of tax-exempt income	921	851
Non-interest income, as presented	2,332	3,288
Effect of non-interest tax-exempt income	45	44
Net securities gains	(36)	(299)
Adjusted net interest income plus non-interest income	$12,973	$13,047
Non-GAAP efficiency ratio	55.90%	56.63%
GAAP efficiency ratio	60.22%	59.34%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the three months ended
In thousands of dollars	3/31/14	3/31/13
Average shareholders' equity as presented	$151,217	$157,844
Less preferred stock	—	(12,263)
Less intangible assets	(30,461)	(30,787)
Tangible average shareholders' equity	$120,756	$114,794

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.